SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 7, 2004
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Matthew R. Simmons, chairman and chief executive officer of Simmons & Company International, an investment banking firm, has notified the company that he intends to resign from the Kerr-McGee Corporation Board of Directors effective January 11, 2005, following the Board’s regular January meeting. Mr. Simmons decided to resign in order to avoid any potential conflicts of interest between his service to Kerr-McGee and his position with Simmons & Company. Although Simmons & Company historically has focused its analysis and financial services on the oil and gas industry's service and equipment sector, Simmons & Company is broadening its focus to include exploration and production companies like Kerr-McGee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: December 7, 2004